Exhibit 99.1

[GRAPHIC OMITTED]

NATIONAL ATLANTIC HOLDING CORPORATION


FOR IMMEDIATE RELEASE


            NATIONAL ATLANTIC HOLDINGS CORPORATION TO MERGE WITH
               PALISADES SAFETY AND INSURANCE ASSOCIATION

Freehold, NJ - March 13, 2008--National Atlantic Holdings Corporation (NASDAQ:
NAHC) has announced today that it has entered into a definitive merger agreement to be acquired by Palisades Safety and Insurance Association, a New Jersey licensed insurance exchange. Under the terms of the agreement, each outstanding share of common stock of National Atlantic will be canceled and converted into the right to receive $6.25 in cash per share.

The Board of Directors of National Atlantic has approved the merger agreement and recommends that National Atlantic's shareholders approve the merger.

The closing of the merger is expected to occur in the third quarter of 2008. The merger is subject to the approval of National Atlantic's shareholders, certain regulatory approvals and the satisfaction or waiver of other closing conditions. The merger is not subject to a financing condition.

"The acquisition of National Atlantic by Palisades represents an outstanding opportunity to combine two of the leading New Jersey property-casualty insurers into a cohesive, highly competitive and efficient organization for our Partner Agencies, their policyholders and our employees," said James V. Gorman, Chairman of the National Atlantic Board of Directors and Chief Executive Officer. "The future prospects of this new organization are very bright and we are pleased to merge with the excellent companies comprising the Palisades Group," he stated.

Banc of America Securities LLC has acted as the financial advisor to National Atlantic.

About NAHC:

National Atlantic Holdings Corporation and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey.

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In connection with the proposed transaction, a proxy statement of National
Atlantic and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NATIONAL ATLANTIC AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about National Atlantic at http://www.sec.gov, the SEC's free internet site. Free copies of National Atlantic's SEC filings are also available on National Atlantic's internet site at http://www.national-atlantic.com. Stockholders of National Atlantic can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by National Atlantic in connection with the announcement of the entry into the merger agreement, and any other relevant documents filed with the SEC when they become available.

National Atlantic and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from National Atlantic's stockholders with respect to the proposed merger. Information regarding the officers and directors of National Atlantic is set forth in National Atlantic's proxy statements, previously filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, such as those including the words "expect," "will," and similar expressions, that involve risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk National Atlantic's business and its relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger with Palisades may not be consummated or may be delayed due to a failure of the conditions to close the merger to be satisfied or a failure of Palisades to close the transaction; and such other risk factors as may be included from time to time in the reports of National Atlantic filed with the SEC and posted in the Investor Relations section of National Atlantic's web site (http://www.national-atlantic.com.). The forward looking statements included in this document are made only as of the date of this document and National Atlantic does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:
National Atlantic Holdings Corporation
Frank Prudente, 732-665-1145
investorrelations@national-atlantic.com